Exhibit 5.1

August 13, 2024

GameSquare Holdings, Inc.

6775 Cowboys Way, Suite 1335

Frisco, Texas 75034

Ladies and Gentlemen:

We have acted as counsel to GameSquare Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-1 (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), covering the resale by the selling stockholders named therein (the “Selling Stockholders”) of up to 38,400,841 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), consisting of (i) 11,159,589 outstanding shares of Common Stock (the “Prior Issued Shares”), (ii) up to 1,079,137 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase shares of Common Stock (the “Warrant Shares”), and (iii) up to 20,060,000 shares of Common Stock that the Company has issued or may issue and sell to a Selling Stockholder, YA II PN, LTD., a Cayman Islands exempt limited company (“Yorkville”), from time to time pursuant to the Standby Equity Purchase Agreement (the “SEPA”), dated July 8, 2024, between the Company and Yorkville, which consists of (A) 80,000 shares of Common Stock the Company issued to Yorkville in connection with the execution of the SEPA (the “Commitment Shares”, and together with the Prior Issued Shares the “Issued Shares”) and (B) up to 26,000,000 shares of Common Stock that may be issued to Yorkville pursuant to the SEPA (the “SEPA Shares” and together with the Warrant Shares, the “Issuable Shares”) (the Issuable Shares, together with the Issued Shares, the “Shares”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Company’s Certificate of Incorporation, as amended, and Bylaws, each as currently in effect, and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Shares are offered and sold as contemplated by the Registration Statement; (v) that the Shares will be sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement; (vi) at the time of the issuance of any Issuable Shares, the Company will be a validly existing corporation under the law of its jurisdiction of incorporation; (vii) after the issuance of the Issuable Shares, the total number of issued and outstanding shares of the Common Stock, together with the total number of shares of the Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s articles of incorporation, as amended and then in effect; and (viii) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Issued Shares have been validly issued and are fully paid and nonassessable; and (ii) the Issuable Shares have been duly authorized by the Company and, when issued and paid for in accordance with the SEPA or upon exercise in accordance with the respective terms of the warrants, as applicable, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & Hostetler LLP